NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com Exhibit 5.1 June 5, 2024 Bristow Group Inc. 3151 Briarpark Drive, Suite 700 Houston, Texas 77042 Ladies and Gentlemen: As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by Bristow Group Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 655,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) issuable pursuant to the Company’s 2021 Equity Incentive Plan, as amended (the “Incentive Plan”), certain legal matters with respect to the Shares are being passed upon for you by us. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement. In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, (ii) the Incentive Plan, (iii) corporate records of the Company, including minute books of the Company, as furnished to us by the Company, (iv) certificates of public officials and of representatives of the Company, (v) the Registration Statement, including the exhibits contained therein relating to the Shares, and (vi) statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied, with your consent and without independent investigation or verification, to the extent we deemed appropriate, upon the certificates, statements or other representations of officers or other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the factual matters contained in or covered by such certificates, statements or representations. In making our examination, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true and correct copies of the originals of such documents and that all information submitted to us is accurate and complete. In addition, we have assumed for purposes of this opinion that (i) the Shares will be issued in the manner stated in the Registration Statement; (ii) the consideration received by the Company for the Shares will be not less than the par value of the Shares; and (iii) at or prior to the time of the delivery of any Shares, the Registration Statement will be effective under the Act. On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, in the case of Shares originally issued by the Company pursuant to the provisions of the Incentive Plan and any applicable award agreement (and any related instrument) duly adopted under and in accordance with the terms and conditions

Bristow Group Inc. - 2 - June 5, 2024 of the Incentive Plan (each, an “Award Agreement”), following due authorization of a particular award thereunder by the Board of Directors of the Company (the “Board”) or such other committee as designated by the Board (the Board or such other committee, the “Administrator”) as provided in and in accordance with the Incentive Plan and any applicable Award Agreement, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award, for the consideration established pursuant to the terms of the Incentive Plan and any applicable Award Agreement, and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Administrator as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and non-assessable. The opinions set forth above in this letter are limited to the original issuance of Shares by the Company and do not cover shares of Common Stock delivered by the Company out of shares reacquired by it. The opinions set forth above in this letter are limited in all respects to matters of the General Corporation Law of the State of Delaware, as in effect on the date hereof. We express no opinion as to the law of any other jurisdiction. We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. Very truly yours, /s/ Baker Botts L.L.P.